UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2011

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of March 31, 2011, Global Gold Corporation (the "Company") reported having wages payable of approximately $712,000 as owed to management.  On June 10, 2011, the Company’s non-interested members of the Board of Directors approved an offering of up to 2,000,000 restricted shares of the Company’s Common Stock, at the current fair market value of $0.15 per share, in aid of settlement of up to $300,000 of this debt to extinguish some of the outstanding debt.  As of June 23, 2011, the Company has been given acceptance for the entire $300,000 amount.  The transaction will benefit the Company by reducing the current debt by $300,000 and eliminating the interest from continuing to accrue on these debts.  On June 23, 2011, the Company issued a total of 2,000,000 shares of the Company’s common stock which will be restricted in exchange for the debt cancellation.

Item 3.02 Unregistered Sales of Equity Securities.

The information in items 1.01 is incorporated by reference.   All shares issued in item 1.01 are issued pursuant to exemptions from registration requirements of the Securities Act under Regulation D based upon representations and covenants provided by the respective purchasers.

On June 23, 2011, the Company issued as directors fees to each of the six directors (Nicholas Aynilian, Drury J. Gallagher, Harry Gilmore, Ian Hague, Jeffrey Marvin and Van Z. Krikorian) 50,000 restricted shares of the Company’s Common Stock at $0.15 per share for a total value of $45,000.  The shares were issued pursuant to the Board’s June 10, 2011 decision from which date the shares were valued.

On June 23, 2011, the Company declared a stock bonus and retention payment to employees in Armenia and Chile of 800,000 restricted shares of the Company’s Common Stock at $0.15 per share for a total value of $120,000. The shares were issued pursuant to the Board’s June 10, 2011 decision from which date the shares were valued.

On June 23, 2011, the Company issued 250,000 restricted shares of the Company’s Common Stock to Rasia, FZE as additional partial compensation for advisory services in connection with the joint venture agreement with Consolidated Resources.

On June 28, 2011, in connection with its private placement of stock in the Company which closed on December 30, 2008 and pursuant to the decision of the non-interested members of the Board of Directors on October 19, 2010 amending the warrant strike price per share from $0.15 to $0.10, the Company had 250,000 warrants exercised, out of the 2,250,000 warrants remaining available of the original 4,750,000 issued with the private placement, for a total of $25,000.  The restricted shares of the Company’s Common Stock were issued pursuant to the exemptions from registration requirements of the Securities Act under Regulation D based upon representations and covenants provided by the respective purchasers.  The Company anticipates that the balance of the 2,250,000 warrants will be exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: June 28, 2011	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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